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                         CERTIFICATE OF INCORPORATION
                                      OF
                           DOBSON WIRELINE COMPANY


     FIRST:  The name of the corporation is DOBSON WIRELINE COMPANY.

     SECOND: The address of the corporation's registered office in the State of Oklahoma is 13439 North Broadway Extension, Oklahoma City, Oklahoma, 73114. The name of the corporation's registered agent at such address is Everett R. Dobson.

     THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the general corporation law of the State of Oklahoma.

     FOURTH: The total number of shares of stock which the corporation shall have authority to issue is 500 shares, with a par value of $1.00 per share, all of which shall be Common Stock.

     The Board of Directors of the corporation shall have full authority, to the extent permitted by law, to increase, decrease or otherwise adjust the capital stock of the corporation, to designate the classes or series thereof and to determine whether all or any part of such stock shall have voting powers, full or limited, or no voting powers, and to determine such designations, and such powers, preferences, relative, participating or optional, or other special rights and the qualifications, limitations or restrictions thereof as the Board shall from time to time determine in duly adopted resolutions.

     At any time and from time to time when authorized by resolution of the Board of Directors and without any action by its shareholders, the corporation may issue or sell any shares of its capital stock of any class or series, whether out of the unissued shares thereof authorized by the Certificate of Incorporation of the corporation as originally filed or by an amendment thereof or out of shares of its capital stock acquired by it after the issue thereof, and whether or not the shares thereof so issued or sold shall confer upon the holders thereof the right to exchange or convert such shares for or into other classes or any series thereof. When similarly authorized, but without any action by its shareholders, the corporation may issue or grant rights, warrants or options, in bearer or registered or such other form as the Board of Directors may determine, for the purchase of shares of the capital stock of any class or series of the corporation within such period of time, or without limit as to time, to such aggregate number of shares, and at such price per share, as the board of Directors may determine. Such rights, warrants or options may be issued or granted separately or in connection with the issue of any bonds, debentures, notes, obligations or other evidences of indebtedness or shares of the capital stock of any class or series of the corporation and for such consideration and

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on such terms and conditions as the Board of Directors in its sole discretion may determine. In each case, the consideration to be received by the corporation for any such shares so issued or sold shall be such as shall be fixed from time to time by resolution of the Board of Directors.

     FIFTH:  The name and mailing address of the incorporator is as follows:

     NAME                                 MAILING ADDRESS
     ----                                 ---------------
     Ken D. Kerr, Jr.                     401 N. Hudson
                                          Oklahoma City, OK  73102


     SIXTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

          (a)  To adopt, amend or repeal the Bylaws of the corporation;

          (b) To authorize and cause to be executed or granted mortgages, security interests and liens upon the real and personal property of the corporation;

          (c) To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created;

          (d) By a majority of the whole Board of Directors, to designate one or more committees, each committee to consist of one (1) or more of the directors of the corporation. The board may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution or in the Bylaws of the corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; provided, however, the Bylaws may provide that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member; and

          (e) When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding

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     having voting power given at a shareholders' meeting duly called upon such notice as is required by law, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease or exchange all or substantially all of the property and assets of the corporation, including its goodwill and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of other securities of, any other corporation or corporations, as its Board of Directors shall deem expedient and for the best interests of the corporation.

     SEVENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its shareholders or any class of them, any court of equitable jurisdiction within the State of Oklahoma, on the application in a summary way of this corporation or of any creditor or shareholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 1106 of Title 18 of the Oklahoma Statutes or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 1100 of Title 18 of the Oklahoma Statutes order a meeting of the creditors or class of creditors, and/or of the shareholders or class of shareholders of this corporation, as the case may be, to be summoned in such manner as the court directs. If a majority in number representing three-fourths (3/4ths) in value of the creditors or class of creditors, and/or of the shareholders or class of shareholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the compromise or arrangement and the reorganization shall, if sanctioned by the court to which the application has been made, be binding on all the creditors or class of creditors and/or on all the shareholders or class of shareholders of this corporation, as the case may be, and also this corporation.

     EIGHTH: Meetings of shareholders may be held within or out of the State of Oklahoma, as the Bylaws may provide. The books of the corporation may be kept (subject to applicable law) inside or outside the State of Oklahoma at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the corporation. Elections of directors need not be by written ballot unless the Bylaws of the corporation shall so provide.

     NINTH: To the extent permitted by law, no contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the directors or

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officers are present at or participate in the meeting of the board or committee thereof which authorized the contract or transaction, or solely because the directors or officers or their votes are counted for such purpose.

     TENTH: A director of the corporation shall not be personally liable to the corporation or its shareholders for damages for breach of fiduciary duty as a director, except for personal liability for (i) acts or omissions by such director not in good faith or which involve intentional misconduct or a knowing violation of law; (ii) the payment of dividends or the redemption or purchase of stock in violation of Section 1041 or Section 1052 of the Act;
(iii) any breach of such director's duty of loyalty to the corporation or its shareholders; or (iv) any transaction from which such director derived an improper personal benefit.

     The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action or proceeding had reasonable cause to believe that his conduct was unlawful.

     The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which

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such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine, upon application, that despite the adjudication of liability, but in the view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     Expenses, including fees and expenses of counsel, incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized herein.

     The corporation may purchase (upon resolution duly adopted by the Board of Directors) and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability.

     To the extent that a director, officer, employee or agent of, or any other person entitled to indemnity hereunder by, the corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to herein or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith.

     Every such person shall be entitled, without demand by him upon the corporation or any action by the corporation, to enforce his right to such indemnity in an action at law against the corporation. The right of indemnification and advancement of expenses hereinabove provided shall not be deemed exclusive of any rights to which any such person may now or hereafter be otherwise entitled and specifically, without limiting the generality of the foregoing, shall not be deemed exclusive of any rights pursuant to statute or otherwise, of any such person in any such action, suit or proceeding to have assessed or allowed in his favor against the corporation or otherwise, his costs and expenses incurred therein or in connection therewith or any part thereof.

     ELEVENTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Oklahoma, the Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws of the corporation.

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     TWELFTH:  The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by law, and all rights conferred upon the shareholders herein are granted subject to this reservation.

     THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the Oklahoma General Corporation Act, make this Certificate, hereby declaring and certifying that this is the act and deed of the undersigned and that the facts herein stated are true, as of July 2, 1998.



                                             /s/ KEN D. KERR, JR.
                                             -------------------------------
                                             KEN D. KERR, JR.,  INCORPORATOR